UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/16/2009

Westway Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52642

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900
New Orleans, LA 70130
(Address of principal executive offices, including zip code)

(504) 525-9741
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Westway Group, Inc. ("WGI"), as borrower, entered into a Credit Agreement dated as of November 12, 2009, with JPMorgan Chase Bank, N.A., as administrative agent, Regions Bank, as syndication agent, Capital One, N.A., Rabobank Nederland, SunTrust Bank, and Compass Bank (doing business as BBVA Compass), as documentation agents, and the lenders from time to time party thereto (initially, JPMorgan Chase Bank, N.A., Regions Bank, Capital One, N.A., Rabobank Nederland, Suntrust Bank, Compass Bank, Whitney National Bank, Societe Generale, and CoBank ACB) (the "Credit Agreement"). The Credit Agreement was delivered and became effective on November 16, 2009.

On November 16, 2009, WGI issued a press release announcing the signing of the new 3-year $175 million senior secured revolving credit facility established by the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Credit Agreement provides for a 3-year $175 million senior secured revolving credit facility scheduled to terminate on November 12, 2012. In addition, WGI has the option during the term of the revolving credit facility, subject to certain conditions including the willingness of one or more of the lenders or a new lender to commit additional funds, to increase the revolving credit facility by an aggregate principal amount of up to $25 million (the "accordion feature"). The proceeds of the loans are to be used by WGI to refinance its debt with ED&F Man, to pay fees and expenses in connection with the refinancing, and for general corporate purposes of WGI and its subsidiaries, which includes among other things working capital, capital expenditures, and acquisitions.

A portion of the revolving credit facility not in excess of $10 million is available for the issuance of letters of credit for the account of WGI or any of its subsidiaries. In connection with the revolving credit facility, WGI may also make short-term borrowings of up to $10 million under a "swingline" facility, which swingline borrowings will reduce availability under the revolving credit facility on a dollar-for-dollar basis.

The terms of the revolving credit facility include the following:

--        subject to certain conditions precedent that must be satisfied prior to each loan, including the accuracy of a full set of representations and the absence of defaults, the lenders will make revolving credit loans (with up to 6 Eurodollar borrowings and any number of alternate base rate borrowings outstanding at any time) to WGI for a period of three years from November 12, 2009;

--        each loan is due and payable in full on November 12, 2012, but voluntary prepayments of loans are permitted, subject to payment of any applicable Eurodollar loan breakage costs;

--        the interest rate for each loan is, at WGI's option, either:

--        the London Interbank Offered Rate, or LIBOR, for the applicable interest period chosen by WGI, adjusted by the statutory reserve rate, plus 3.5% per year (unless increased by the majority lenders to adequately and fairly reflect the lenders' costs), or

--        the highest of (i) the administrative agent's publicly announced prime rate at its principal office in New York City, (ii) the federal funds effective rate plus 0.5%, and (iii) the one-month LIBOR, adjusted by the statutory reserve rate, plus 1.0% (the highest being the "alternative base rate"), plus 2.625% per year;

--        for each Eurodollar loan, WGI may select an interest period of one, two, three, or six months, and accrued interest is due and payable on the last day of the selected period and, in the case of a selected period greater than three months, then every three months as well; and for each alternate base rate loan, accrued interest is due and payable on the last day of each calendar quarter;

--        WGI must pay a commitment fee of 0.625% per year on the average daily unused amount of the revolving credit facility, which fee is payable quarterly in arrears;

--        WGI must pay a participation fee of 3.5% per year and a fronting fee of 0.25% per year on all outstanding letters of credit, which fees are payable quarterly in arrears, plus other standard fees of the issuing bank; and

--        events of default include nonpayment of principal when due; nonpayment of interest, fees, or other amounts after a five day grace period; events having a material adverse effect; material inaccuracy of a representation or warranty; violation of a covenant; cross-default on other debt; insolvency-related events; material unpaid judgments; and change of control (specially defined).

WGI has also agreed to various customary covenants and other provisions, including:

--        a negative pledge on substantially all non-mortgaged assets of WGI and its subsidiaries that restricts the encumbrance of such assets, subject to narrow exceptions;

--        the maintenance of financial covenants, including (a) a maximum consolidated total leverage ratio as defined in the Credit Agreement (generally, funded debt to EBITDA) of no more than 3.5 to 1 as of the last day of the fourth quarter of 2009 or of any fiscal quarter in 2010, 3.25 to 1 as of the last day of any fiscal quarter in 2011, and 3.0 to 1 as of the last day of each fiscal quarter thereafter; and (b) a minimum consolidated interest coverage ratio as defined in the Credit Agreement (generally, EBITDA to interest expense) of not less than 3.0 to 1 as of the last day of any quarter commencing with the fourth quarter of 2009;

--        restrictions on the ability of WGI and its subsidiaries to make capital expenditures, dispose of assets, incur indebtedness, encumber assets, pay dividends, redeem securities, make investments, change the nature of their business, acquire or dispose of a subsidiary, enter into transactions with affiliates, enter into hedging agreements, or merge, consolidate, liquidate, or dissolve;

--        upon the occurrence of an event of default, the loans and letters of credit may be accelerated and the commitments may be terminated by the vote of lenders holding more than 50% of the aggregate amount of the loans and participations in letters of credit and unused commitments under the credit facility (the "majority lenders"); and

--        amendments and waivers with respect to the definitive loan documentation require the approval of the majority lenders, with certain exceptions, including that the consent of each lender directly affected is required with respect to most time extensions or changes in amounts owed.

In connection with the Credit Agreement, WGI and its domestic wholly-owned subsidiaries (Westway Terminal Company LLC, Westway Terminal Cincinnati LLC, Westway Feed Products, LLC, Westway International Holdings, Inc., and Westway Holdings International, LLC) as grantors also entered into a Guarantee and Collateral Agreement dated as of November 12, 2009 in favor of JPMorgan Chase Bank, N.A. for the lenders from time to time parties to the Credit Agreement (the "Guarantee and Collateral Agreement"). The revolving credit facility is secured by:

--        guarantees by all of WGI's domestic wholly-owned subsidiaries, one of which (Westway International Holdings, Inc.) owns directly or indirectly all of WGI's foreign subsidiaries;

--        first priority liens and security interests on substantially all personal property of WGI and its domestic wholly-owned subsidiaries, including all accounts receivable, inventory, equipment, general intangibles, deposit accounts, cash, and proceeds of the foregoing; and

--        pledge of 100% of the equity of all domestic wholly-owned subsidiaries of WGI and 65% of the equity of the foreign wholly-owned subsidiary of WGI (Westway Netherlands Cooperatief U.A.) that owns directly or indirectly all the other foreign subsidiaries of WGI.

Moreover, within 90 days after November 12, 2009, the revolving credit facility is to be further secured by first priority mortgage liens on the fee or leasehold interests, as applicable, of WGI subsidiaries in terminal and feed facilities having a fair market value of approximately $120 million, which facilities are expected to comprise two terminal facilities and one feed facility in Houston, Texas, a terminal facility and a feed facility in Cincinnati, Ohio, and a terminal facility in Gray's Harbor, Aberdeen, Washington (or, if a landlord will not consent, substitute facilities associated with real estate interests of approximately equivalent value acceptable to the lenders).

In connection with the Guarantee and Collateral Agreement, Westway International Holdings, Inc., as pledgor, entered into a Deed of Pledge over Membership Interests dated November 12, 2009, with JPMorgan Chase Bank, N.A., as pledge, and Westway Netherlands Cooperatief U.A. (the "Pledge Agreement"), under which Westway International Holdings, Inc. further pledged to JPMorgan Chase Bank, N.A. 65% of the equity of Westway Netherlands Cooperatief U.A. in a manner intended to satisfy Dutch law.

The foregoing descriptions of the Credit Agreement, the Guarantee and Collateral Agreement, and the Pledge Agreement do not purport to describe all of the terms of the agreements and are qualified in their entirety by reference to the complete text of the agreements, which are filed as Exhibits 4.1, 4.2, and 4.3 to this Form 8-K and are incorporated herein by reference. The agreements have been filed to provide investors with information regarding their terms, but not to provide any other factual information about WGI and its wholly-owned subsidiaries (collectively, the "Company"). The representations and warranties and other provisions of the agreements allocate risks and establish rights and obligations among the parties thereto, and should not be relied on by investors as statements of fact. Moreover, information concerning the subject matter of the representations, warranties, and other provisions may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company's public disclosures.

JPMorgan Chase Bank, N.A. provides ongoing commercial banking services, including custodial and cash management services, to the Company, for which it receives customary fees and reimbursement of expenses. Its affiliate JPMorgan Securities, Inc. arranged for the Credit Agreement and the Guarantee and Collateral Agreement, for which services it received customary compensation.

This Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our Form 10-Q filed with the SEC on November 9, 2009 and our other SEC filings.

Item 1.02.    Termination of a Material Definitive Agreement

On November 16, 2009, WGI, Westway Holdings Netherlands BV, a wholly-owned indirect subsidiary of WGI ("Westway Netherlands"), and ED&F Man Treasury Management plc ("ED&F Man Treasury") terminated the $100 million credit facility agreement among them dated August 6, 2009 (the "ED&F Man Facility Agreement").

The ED&F Man Facility Agreement was terminated because the Company obtained new financing through the Credit Agreement discussed in Item 1.01 of this Form 8-K. The new financing enabled the Company to pay off the approximately $88 million balance on the ED&F Man Facility Agreement.

WGI did not incur any early termination penalties as a result of the termination. By terminating the ED&F Man Facility Agreement before November 28, 2009, WGI was able to avoid having to pay the one-time, "up-front fee" equal to 1.5% of the uncancelled amount of the credit facility as of that date.

ED&F Man Treasury is an affiliate of ED&F Man, a significant shareholder and strategic ally of the Company. For a discussion of the relationship between the Company and ED&F Man, see the section entitled "Material Ongoing Arrangements with the ED&F Man Group" in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-Q filed with the SEC on November 9, 2009, which discussion is incorporated by reference.

The ED&F Man Facility Agreement is described in Item 5 of the Company's Form 10-Q/A filed with the SEC on August 17, 2009, which description is hereby incorporated by reference. The foregoing description of the ED&F Man Facility Agreement does not purport to describe all of the terms of the ED&F Man Facility Agreement and is qualified in its entirety by reference to the complete text of the ED&F Man Facility Agreement, which was filed as Exhibit 10.12 to the Company's Form 10-Q/A filed with the SEC on August 17, 2009. The ED&F Man Facility Agreement was filed to provide investors with information regarding its terms, but not to provide any other factual information about the Company. The representations and warranties and other provisions of the ED&F Man Facility Agreement allocated risks and established rights and obligations among the parties thereto, and should not be relied on by investors as statements of fact. Moreover, information concerning the subject matter of the representations, warranties, and other provisions may have changed after the date of the ED&F Man Facility Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 16, 2009, WGI made its initial draw under the credit facility established by the Credit Agreement, which is described at length under Item 1.01 of this Form 8-K. The discussion under Item 1.01 of this Form 8-K is incorporated herein by reference. The initial loan was in the amount of $90.6 million. All other terms governing the loan, including its payment and the terms under which it may be accelerated or increased, are those set forth in the Credit Agreement.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

        4.1        Credit Agreement, dated as of November 12, 2009, among Westway Group, Inc. as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Regions Bank, as syndication agent, CoBank ACB, Rabobank Nederland, SunTrust Bank, and Compass Bank (doing business as BBVA Compass), as documentation agents, and the lenders from time to time parties thereto

        4.2        Guarantee and Collateral Agreement, dated as of November 12, 2009, among Westway Group, Inc., Westway Terminal Company LLC, Westway Terminal Cincinnati LLC, Westway Feed Products, LLC, Westway International Holdings, Inc., and Westway Holdings International, LLC, as grantors, in favor of JPMorgan Chase Bank, N.A., as administrative agent, for the lenders from time to time parties to the Credit Agreement

        4.3        Deed of Pledge over Membership Interests, dated November 12, 2009, between Westway International Holdings, Inc., as pledgor, JPMorgan Chase Bank, N.A., as pledgee, and Westway Netherlands Cooperatief U.A.

        10.1        Credit Agreement, dated as of November 12, 2009, among Westway Group, Inc. as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Regions Bank, as syndication agent, CoBank ACB, Rabobank Nederland, SunTrust Bank, and Compass Bank (doing business as BBVA Compass), as documentation agents, and the lenders from time to time parties thereto (incorporated by reference to Exhibit 4.1 of this Form 8-K)

        10.2        Guarantee and Collateral Agreement, dated as of November 12, 2009, among Westway Group, Inc., Westway Terminal Company LLC, Westway Terminal Cincinnati LLC, Westway Feed Products, LLC, Westway International Holdings, Inc., and Westway Holdings International, LLC, as grantors, in favor of JPMorgan Chase Bank, N.A., as administrative agent, for the lenders from time to time parties to the Credit Agreement (incorporated by reference to Exhibit 4.2 of this Form 8-K)

        10.3        Deed of Pledge over Membership Interests, dated November 12, 2009, between Westway International Holdings, Inc., as pledgor, JPMorgan Chase Bank, N.A., as pledgee, and Westway Netherlands Cooperatief U.A. (incorporated by reference to Exhibit 4.3 of this Form 8-K)

        99.1        Press Release of Westway Group, Inc. dated November 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

Date: November 17, 2009	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-4.1	Credit Agreement
EX-4.2	Guarantee and Collateral Agreement
EX-4.3	Deed of Pledge over Membership Interests
EX-99.1	Press Release of Westway Group, Inc. dated November 16, 2009